LSB INDUSTRIES, INC.                                      Exhibit 11.1
                                                                    Page 1 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                  1995 quarter ended
                                              ---------------------------------
                                              March 31     June 30     Sept. 30
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                   13,060,566   13,045,912  12,941,097
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                         180            -          10
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                   -       96,692       3,326
    Purchases of treasury stock;
     calculated on weighted average
     basis                                     (13,950)    (146,176)     (3,826)
                                            ----------   ----------   ---------
                                            13,046,796   12,996,428  12,940,607

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                823,140     817,448            -
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                              (317,680)   (393,498)           -
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                            -      63,520            -
                                            ----------  ----------   ----------
                                               505,460     487,470            -
                                            ----------  ----------   ----------
                                            13,552,256  13,483,898   12,940,607
                                            ==========  ==========   ==========

Earnings (loss) for primary earnings per share:
  Net earnings (loss)                     $ 1,448,092  $ 1,502,431  $(1,800,736)

  Dividends on cumulative preferred stocks (75,880) (60,000) (60,000) Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)  (743,437)    (743,437)    (743,437)
                                           ----------    ---------   ----------
 Earnings (loss) applicable
   to common stock                        $   628,775  $   698,994  $(2,604,173)
                                           ==========    =========   ==========

 Earnings (loss) per share                      $ .05        $ .05        $(.20)
                                                =====        =====        =====








                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                    Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                           Nine months
                                                              ended
                                                         Sept. 30, 1995
                                                         --------------

Net loss applicable to common stock                       $(1,276,404)
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                   13,325,587
                                                           ==========
Loss per share                                                  $(.10)
                                                                 ====


               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                    Page 3 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                    1994 quarter ended
                                        ---------------------------------------

                                          March 31      June 30       Sept. 30

Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period               13,673,971    13,659,691    13,555,191
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                     360             -           180
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                           6,833        24,846         2,549
    Purchase of treasury stock;
     calculated on weighted
     average basis                         (20,000)      (29,176)     (102,599)
                                        ----------    ----------    ----------
                                        13,661,164    13,655,361    13,455,320
Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)           934,807        877,794             -
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                         (247,510)      (238,754)            -
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                  65,120         64,760             -
                                       ----------     ----------    ----------
                                          752,417        703,800             -
                                       ----------     ----------    ----------
                                       14,413,581     14,359,161    13,455,320


Earnings (loss) for primary
  earnings per share:
  Net earnings (loss)                 $ 2,203,665    $27,254,968     $(912,514)
  Dividends on cumulative
    preferred stocks                      (76,145)       (60,000)      (60,000)
  Dividends on convertible, exchangeable
    Class C preferred stock
    (6.5% annually)                      (747,500)      (747,500)     (745,469)
                                       ----------     ----------     ---------
 Earnings (loss) applicable to
  common stock                        $ 1,380,020    $26,447,468   $(1,717,983)
                                       ==========     ==========     =========
 Earnings (loss) per share                   $.10          $1.84         $(.13)
                                             ====          =====         =====




                     LSB INDUSTRIES, INC.                           Exhibit 11.1
                                                                    Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION


                                                           Nine months
                                                              ended
                                                         Sept. 30, 1994
                                                         --------------

Net earnings applicable to common stock                    $26,109,505
                                                            ==========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                    14,076,021
                                                            ==========

Earnings per share                                               $1.85
                                                                  ====

                LSB INDUSTRIES, INC.                                Exhibit 11.1
                                                                    Page 5 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1995 quarter ended
                                           ----------------------------------
                                           March 31     June 30       Sept. 30

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share        13,046,796   12,996,428   12,940,607
  Shares issuable upon exercise of
    options and warrants                     823,140      817,448            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price
    for the quarter if greater than
    the average)                            (300,737)    (380,135)           -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
    actual conversion                              -       63,520            -
  Common shares issuable upon conversion
    of convertible note payable                4,000        4,000            -
  Common shares issuable upon conversion
    of convertible preferred stock, if
    dilutive, from date of issue:
      Series B                                     -            -            -
      Series 2                                     -            -            -
                                          ----------   ----------   ----------
                                          13,573,199   13,501,261   12,940,607
                                          ==========   ==========   ==========
Earnings (loss) for fully diluted earnings
  per share:
  Net earnings (loss)                    $ 1,448,092  $ 1,502,431  $(1,800,736)
  Interest on convertible note                   180          180            -
  Dividends on cumulative convertible
    preferred stocks:
      Series B                               (75,880)     (60,000)     (60,000)
     Series 2 Class C                       (743,437)    (743,437)    (743,437)
                                          ----------   ----------   ----------
  Earnings (loss) applicable to
      common stock                       $   628,955  $   699,174  $(2,604,173)
                                          ==========   ==========   ==========

  Earnings (loss) per share                    $ .05        $ .05        $(.20)



                                                           Nine months
                                                              ended
                                                         Sept. 30, 1995
                                                         --------------
Net loss applicable to common stock                       $(1,276,044)
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                   13,338,356
                                                           ==========
Loss per share                                                 $ (.10)
                                                               ======








                LSB INDUSTRIES, INC.                                Exhibit 11.1
                                                                    Page 6 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1994 quarter ended
                                           _____________________________________

                                            March 31     June 30     Sept. 30


Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share        13,661,164   13,655,361   13,455,320
  Shares issuable upon exercise of
    options and warrants                     934,807      877,794            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                (247,510)    (238,754)           -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                      65,120       64,760            -
  Common shares issuable upon conversion
    of convertible note payable                4,000        4,000            -
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                               666,666      666,666            -
     Series 2                                      -    3,956,000            -
                                         -----------  -----------  -----------
                                          15,084,247   18,985,827   13,455,320

Earnings (loss) for fully diluted
  earnings (loss) per share:
  Net earnings (loss)                    $ 2,203,665  $27,254,968    $(912,514)
  Interest on convertible note                   180          180            -
  Dividends on cumulative convertible
    preferred stocks:
     Series B                                      -            -      (60,000)
     Series 2 class C                       (747,500)           -     (745,469)
                                          ----------   ----------  -----------
  Earnings (loss) applicable to
    common stock                         $ 1,456,345  $27,255,148  $(1,717,983)
                                          ==========   ==========   ==========
   Earnings (loss) per shar                     $.10        $1.44       $(0.13)
                                                ====        =====       ======


                                                            Nine months
                                                               ended
                                                          Sept. 30, 1994
                                                          --------------

Net earnings applicable to common stock                    $26,993,510
                                                            ==========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                    15,841,798
                                                            ==========

Earnings per share                                               $1.70
                                                                  ====